Exhibit 99.1

FOR IMMEDIATE RELEASE

For More Information, Contact:

Daniel Greenberg, Chairman & CEO	Roger Pondel/Laurie Berman
Electro Rent Corporation	PondelWilkinson Inc.
818-786-2525	310-279-5980
investor@pondel.com

ELECTRO RENT REPORTS FISCAL 2010 FOURTH QUARTER AND
FULL YEAR FINANCIAL RESULTS

Double-Digit Revenue and Profit Growth for Fourth Quarter
Driven by Rental Demand, Telogy Acquisition and Successful Implementation of Agilent Agreement

VAN NUYS, Calif. – August 4, 2010 – Electro Rent Corporation (NASDAQ:ELRC) today reported strong financial results for its fiscal 2010 fourth quarter and full year ended May 31, 2010.

Net income grew 68% for the fiscal 2010 fourth quarter to $3.4 million, or $0.14 per diluted share, from $2.0 million, or $0.08 per diluted share, for the same period a year ago.

Total revenues for the fiscal 2010 fourth quarter rose 47% to $44.1 million, from $30.0 million last year.  Rental and lease revenues increased 18% to $26.5 million, from $22.5 million for the comparable period a year ago, due to increased rental demand and the Telogy acquisition.  Equipment sales and other revenues more than doubled to$17.5 million for the fiscal 2010 fourth quarter, from $7.5 million last year, reflecting increased used equipment sales and the company’s agreement with Agilent Technologies as its sole authorized technology partner in the United States and Canada.

“The quarter’s results were very gratifying, as we made substantial progress throughout our business and returned to meaningful growth for the first time since the recession began,” said Daniel Greenberg, Chairman and CEO of Electro Rent.  “We are touching more customers than ever before, with the strongest and most talented sales force in our recent history. We believe Electro Rent is extraordinarily well positioned to reap the benefits of a gradually improving economy and a wealth of opportunities that have recently become available through our developing Agilent partnership and our recent acquisition of electronic test equipment provider, Telogy,” Greenberg added.

SG&A expenses for the fourth quarter of fiscal 2010 were $14.3million, or 32.4% of total revenues, compared with $10.1 million, or 33.5% of total revenues, for same period last year.  The increase in SG&A expenses primarily reflects a buildup of infrastructure in connection with the Agilent agreement.  Total operating expenses were $38.8 million for the fourth quarter of fiscal 2010, versus $26.5 million in the year-ago period.  Interest income was $118,000 for the fiscal 2010 fourth quarter, compared with $139,000 last year.

Operating profit for the fourth quarter of fiscal 2010 grew to $5.3 million, or 12.0% of total revenues, from $3.5 million, or 11.7% of total revenues, for last year’s fiscal fourth quarter.

Total revenues for the full year ended May 31, 2010 rose 12% to $145.9 million, from $130.5 million last year.  Rental and lease revenues for fiscal 2010 amounted to $94.2 million, compared with $98.4 million for fiscal 2009.  Equipment sales and other revenues increased 61% to $51.7 million, from $32.1 million last year.

SG&A expenses were $46.4 million, or 31.8% of total revenues, for fiscal 2010, versus $44.5 million, or 34.1% of total revenues, for fiscal 2009.  Total operating expenses for the fiscal 2010 period were $127.4 million, compared with $113.1 million for the fiscal 2009 period.

Operating profit for fiscal 2010 advanced to $18.4 million, or 12.6% of total revenues, from $17.4 million, or 13.3% of revenue, last year.

Net income for fiscal 2010 was $11.6 million, or $0.48 per diluted share, compared with $11.8 million, or $0.47 per diluted share, for fiscal 2009.

“Fiscal 2010 was a transformative year for Electro Rent, as we successfully positioned the company for sustainable growth and a promising future.  With a strong and flexible balance sheet and ample borrowing capacity, we have the ability to explore additional expansion opportunities to solidify and build our marketplace position,” said Greenberg.  “We believe we are entering exciting times and intend to convert our prospects into tangible results for the benefit of our customers and shareholders.”

Rental equipment purchases for the fiscal 2010 fourth quarter and full year were $46.5 million and $84.0 million, respectively, including the $23.0 million of equipment purchased in conjunction with the acquisition of Telogy.  Rental equipment purchases for the fiscal 2009 fourth quarter and full year were $8.5 million and $50.2 million, respectively.  The book value of Electro Rent's equipment pool was $173.6 million at May 31, 2010, compared with $158.3 million at May 31, 2009, the company’s last fiscal year end.

Electro Rent paid dividends totaling $3.6 million for the fourth quarter of fiscal 2010.  On an annualized basis, the company’s current quarterly dividend of $0.15 per common share represents a 4.4% yield on the July 30, 2010 closing price of $13.80.

Total shareholders' equity increased to $230.0 million, or $9.60 per share, at May 31, 2010, from $228.8 million, or $9.55 per share, one year earlier.

At May 31, 2010, Electro Rent had $47.2 million in cash and cash equivalents, compared with $72.0 million at May 31, 2009.  Electro Rent’s balance sheet remains debt free.  Subsequent to May 31, 2010, the company’s auction rate securities were completely liquidated at par value.

About Electro Rent

Electro Rent Corporation (www.ElectroRent.com) is one of the largest global organizations devoted to the rental, leasing and sales of general purpose electronic test equipment, personal computers and servers.

"Safe Harbor" Statement:

Except for the historical statements and discussions above, our statements above constitute forward-looking statements within the meaning of section 21E of the Securities Exchange Act of 1934.  These forward-looking statements, which include, but are not limited to, benefits to be derived from a gradually improving economy, agreement with Agilent and acquisition of Telogy and the ability to convert prospects into tangible results, reflect Electro Rent’s management's current views with respect to future events and financial performance; however, you should not put undue reliance on these statements.  When used, the words "anticipates," "believes," "expects," "intends," "future," and other similar expressions identify forward-looking statements.  These forward-looking statements are subject to certain risks and uncertainties.  The company believes its management's assumptions are reasonable; nonetheless, it is likely that at least some of these assumptions will not come true.  Accordingly, Electro Rent’s actual results will probably differ from the outcomes contained in any forward-looking statement, and those differences could be material.  Factors that could cause or contribute to these differences include, among others, those risks and uncertainties discussed in the company’s periodic reports on Form 10-K and 10-Q and in its other filings with the Securities and Exchange Commission.  Should one or more of the risks discussed, or any other risks, materialize, or should one or more of our underlying assumptions prove incorrect, our actual results may vary materially from those anticipated, estimated, expected or projected.  In light of the risks and uncertainties, there can be no assurance that any forward-looking statement will in fact prove to be correct.  Electro Rent undertakes no obligation to update or revise any forward-looking statements.

(Financial Tables Follow)

ELECTRO RENT CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited) (in thousands, except per share data)

	Three Months Ended		Twelve Months Ended
	May 31,		May 31,
	2010	2009	2010	2009

Revenues:
Rentals and leases	$26,529	$22,515	$94,201	$98,395
Sales of equipment and other revenues	17,526	7,488	51,666	32,086

Total revenues	44,055	30,003	145,867	130,481

Operating expenses:
Depreciation of rental and lease equipment	11,119	11,362	42,605	46,056
Costs of revenues other than depreciation of rental
and lease equipment	14,081	5,066	39,061	22,574
Selling, general and administrative expenses	14,265	10,052	46,447	44,456
Gain on bargain purchase	(679)	-	(679)	-

Total operating expenses	38,786	26,480	127,434	113,086

Operating profit	5,269	3,523	18,433	17,395

Interest income, net	118	139	1,599	1,507

Income before income taxes	5,387	3,662	20,032	18,902

Income tax provision	2,027	1,658	8,435	7,150

Net income	$3,360	$2,004	$11,597	$11,752

Earnings per share:
Basic	$0.14	$0.08	$0.48	$0.47
Diluted	$0.14	$0.08	$0.48	$0.47

Shares used in per share calculation:
Basic	23,951	24,040	23,932	24,899
Diluted	24,028	24,047	24,004	24,981

ELECTRO RENT CORPORATION
CONDENSED CONSOLIDATED BALANCE SHEETS
(Unaudited) (in thousands, except share numbers)

	May 31,
	2010	2009
ASSETS

Cash and cash equivalents	$32,906	$22,215
Investments available-for-sale, at fair value	-	28,188
Investments, trading, at fair value	13,323	19,977
Put option	952	1,623
Accounts receivable, net	25,670	16,271
Rental and lease equipment, net	173,647	158,252
Other property, net	13,585	13,781
Goodwill	3,109	3,109
Intangibles, net	1,398	734
Other	11,478	7,184
	$276,068	$271,334

LIABILITIES AND SHAREHOLDERS' EQUITY

Liabilities:
Accounts payable	$8,294	$3,291
Accrued expenses	14,240	15,023
Deferred revenue	6,022	4,281
Deferred tax liability	17,550	19,986
Total liabilities	46,106	42,581

Commitments and contingencies

Shareholders' equity:
Preferred stock, $1 par - shares authorized 1,000,000, none issued or outstanding
Common stock, no par - shares authorized 40,000,000; issued and
outstanding 2010 - 23,960,694; 2009 - 23,953,540	33,555	32,596
Accumulated other comprehensive income, net of tax	-	176
Retained earnings	196,407	195,981
Total shareholders' equity	229,962	228,753
	$276,068	$271,334